                               CONTRAT DE VENTE DE
                                      GAZ


                                      ENTRE


                               PETROSEN -- FORTESA





                                       ET





                                     SENELEC

                          LE PRESENT ACCORD EST CONCLU


                                      ENTRE

SENELEC societe anonyme dont le siege social 28, Rue Vincens, DAKAR
(ci-apres denommee < < LA SENELEC > >)
Representee par son directeur general, Monsieur Jean-Claude SIMARD
                                                                      D'UNE PART

                                       ET

LE GROUPEMENT PETROSEN - FORTESA CORPORATION dont les sieges sociaux sont respectivement:

- Route du Service geographique, HANN - DAKAR
- 2470 Gray Falls - Suite 120 - HOUSTON - TEXAS USA 77077 represente aux fins des presentes par FORTESA, operateur, et ci-apres denommee < < LE FOURNISSEUR > >.
                                                                    D'AUTRE PART

                                  ATTENDU QUE:

A/ PETROSEN et FORTESA sont lies par un accord de groupement en date du 18 Janvier 1998, pour la recherche et l"exploitation dans le permis de THIES;

B/ Par acte en date du 4 Novembre 1999, approuve par le Ministre charge de l'energie en date du 16 Novembre 1999, FORTESA a ete designe conne operateur du Groupement;

D/ L'activite du Fournisseur est la production et la fourniture de gaz naturel au Senegal;

E/ Le Fournisseur et la SENELEC sont convenus d'un contrat de vente de gaz conformement aux termes et conditions definis dans le present accord.

F/ FORTESA conclut le present contrat comme operateur du d'un groupement constitue de PETROSEN et de FORTESA, PETROSEN intervenant aux presentes, en tant que membre du groupement.


                          IL EST CONVENU CE QUI SUIT:


I        ACHAT ET VENTE

         a) Le Fournisseur s'engage a fournir du gaz selon sa disponibilite, et la SENELEC s'engage a son tour a acheter ce gaz selon ses besoins au Cap des Biches.

         b)  Le Fournisseur fournira du gaz a la SENELEC sous reserve:
             - de force majeure ainsi qu'il est mentionne dans la clause 14;
             - de periodes de cessation des fournitures, ainsi mentionne dans la clause 8;

         c) SENELEC s'engage a utiliser le gaz de preference au Diesel oil, a tout moment, aussi longtemps que le gaz sera fourni dans les conditions du present Contrat


II       DEFINITIONS

         Dans le present accord, les termes suivants signifient:

"MOIS": signifie une periode commencant a minuit le premier jour de tout mois calendaire et se terminant a minuit le premier jour du mois calendaire suivant;

"JOURNEES D'ALIMENTATION": signifie toute periode de vingt quatre heures consecutives;

"INSTALLATIONS DE LA SENELEC": signifie tout materiel appartenant a la SENELEC et susceptible d'utiliser le gaz naturel comme combustible.

"ANNEE CONTRACTUELLE": une annee commencant le 1er jour de livraison du gaz et se terminant 365 jours apres;

"GAZ": signifie une substance gazeuse formant le gaz naturel ou des succedanes possedant les memes caracteristiques a la temperature et la pression normales, selon les specifications de l'Annexe I;

"METRE CUBE NORMAL": le volume de gaz occupant un metre cube lorsque ce gaz est a une temperature de 15 degres Celsius et a une pession de 1013,25 Millibars;

"PERIODE DE FOURNITURE": la periode commencant a la date de commencement et se terminant a la date de cloture;

"POINT DE LIVRAISON": la bride aval du compteur de gaz installe par le Fournisseur dans les installations de la SENELEC.

"TRANSPORT": Au jour de signature des presentes, l'acheminement du gaz depuis son lieu de production jusqu'au point de livraison, par le moyen d'un pipe line deja existant.

III      DATE DE COMMENCEMENT ET DUREE DE L'ACCORD

         a) Le present accord entrera en vigueur a sa date de signature par les parties concernees. La livraison de gaz par le fournisseur en vertu du present accord commencera a une date qui sera convenue d'accord parties.

         b) Le present accord est signe pour une duree de 2 ans, renouvelable par tacite reconduction pour des periodes de un an. Au cas ou l'une des parties envisagerait de renegocier les conditions pour un renouvellement, elle devra le notifier par ecrit au moins trois mois (90 jours) avant la date d'expiration du contrat en cours; a l'autre partie. Si les negociations en vue d'un renouvellement devaient durer plus de 90 jours la fourniture de gaz pourra continuer aux conditions du contrat qui a expire.



IV       RESERVES

         Le Fournisseur consacrera toutes ses reserves de gaz disponibles a partir du champ de gaz de Gadiaga tel que delimite en Annexe II a la satisfaction des besoins de SENELEC; en cas de production superieure a la demande de SENELEC et apres droit de refus exerce par SENELEC, le Fournisseur pourra librement vendre le gas a un tiers.

         Le Fournisseur se reserve cependant le droit de conclure des accords de vente avec d'autres partenaires, apres avoir toutefois satisfait, en priorite, la demande de SENELEC, si sa capacite de production et ses reserves de gaz le permettent notamment en ce qui concerne le gaz pouvant provenir d'une autre source que le champ de Gadiaga.

V        PRIX

                  a)  PRIX DU GAZ

         Le prix unitaire du gaz fourni en vertu du present est fixe a la somme de cent francs CFA par m(3) normal, pour une periode initiale de deux
(2) ans.

                  b)  IMPOTS ET TAXES

         Tous les prix et paiements determines a la suite de la presente clause sont nets de toute taxe, imposition ou droit susceptibles de les affecter.

VI       FACTURATION ET PAIEMENT

         a) La SENELEC recevra mensuellement la facture du Fournisseur, pour le gaz livre durant le mois calendaire et le reglement doit etre fait a l'ordre de FORTESA Corporation agissant comme Operateur pour le compte du Fournisseur, par virement bancaire, ou toute autre methode qui sera convenue entre les parties dans les 45 jours suivant la fin du mois auquel se rapporte la facturation.

         b) La facture mensuelle du fournisseur relative au gaz livre et aux autres charges susceptibles de se produire aux termes du present contrat sera calculee et presentee comme suit:

                  - Prix unitaire de gaz livre pour le mois concerne, calcule conformement a l'article V a, multiplie par le volume de gaz livre pendant le mois concerne et mesure selon les dispositions de l'article 10;

                  - Interets de retard calcules conformement a la clause 6 c) pour le mois concerne;

         c) Au cas ou les reglements dus pour le gaz livre, aux termes de ce contrat ne seraient pas verses conformement a la clause 6 a) ci-dessus, des interets s'ajouteront au solde non paye.

             Le non-respect d'une echeance entrainera la facturation d'interets de retard au taux supporte par l'association PETROSEN- FORTESA sur ses soldes bancaires, debiteurs aupres de CITIBANK Senegal, taxe sur les operations de banque inclus.

         d) S'il se trouve qu'a un moment donne, l'une quelconque des parties decouvre que la SENELEC a recu une facturation excessive ou insuffisante - sous n'importe quelle forme - aux termes du present contrat et si la SENELEC a paye les montants excessifs ou si le Fournisseur a droit a un paiement supplementaire, dans ce cas
             - dans les trente (30) jours, suivant la determination definitive de la facture de rappel au profit du fournisseur ou de l'avoir au profit de la SENELEC - le Fournisseur ou la SENELEC remboursera ou versera le montant excedentaire ou deficitaire.

             En cas de non-paiement de ce montant excedentaire ou deficitaire dans les 30 jours apres determination definitive, les interets courront de la meme facon que dans la clause 6 c) ci-dessus, au profit de la partie creanciere.


VII      NOTIFICATION DES QUANTITES ANNUELLES ET MENSUELLES

         La SENELEC fournira par ecrit au Fournisseur, un mois avant le debut de chaque annee contractuelle, son estimation des quantites de gaz dont elle aura besoin pour chaque mois de l'annee contractuelle concernee.

         La SENELEC fournira par ecrit au Fournisseur, une semaine avant la fin de chaque mois, son estimation des quantites de gaz dont elle aura besoin pour chaque journee du mois suivant. Ces estimations donnees a titre indicatif, n'engageront pas formellement la SENELEC.

         De la meme maniere, le Fournisseur indiquera a la SENELEC les quantites de gaz qu'il est capable de mettre a sa disposition pour chaque periode concernee (annee contractuelle et mois calendaire) sans que cela ne revete non plus le caractere d'un engagement formel de fourniture.

VIII     CONTINUITE DE L'ALIMENTATION

         a) Le Fournisseur fera ses meilleurs efforts afin d'assurer a la SENELEC une alimentation en gaz pendant la periode contractuelle; toutefois, si nonobstant ces dispositions, le Fournisseur ne peut fournir tout ou partie du gaz expressement demande aux termes du present accord, le Fournisseur ne sera redevable envers la SENELEC d'aucune compensation pour, perte, dommage ou depense quelconque encourue ou resultant d'un defaut de fourniture.

         Si une interruption durable d'alimentation en gaz, hormis cas de force majeure, se poursuit pour une periode continue de six (6) mois, la SENELEC peut resilier le present accord apres notification ecrite au Fournisseur.

         Une resiliation dans ces conditions ne remettra cependant pas en cause le paiement des sommes dues au Fournisseur a raison des livraisons anterieures a l'interruption.

         b) Chaque partie s'engage a notifier immediatement a l'autre partie tout arret pour cause de panne. La notification se fera avec un preavis technique suffisant pour tout arret previsible ou programme notamment en ce qui concerne les arrets pour reparation et maintenance.

IX       POINT DE LIVRAISON, DROIT DE POSSESSION ET INSTALLATIONS

         a) POINT DE LIVRAISON

         Le gaz fourni en vertu du present accord sera livre par le Fournisseur au point de livraison. La propriete et le risque relatifs a ce gaz passeront du Fournisseur a la SENELEC au point de livraison.

         b) INSTALLATION DE LA SENELEC

         La SENELEC fournira, exploitera, entretiendra et remplacera ses installations, lesquelles comprendront tout materiel necessaire et utile lui permettant de recevoir la fourniture de gaz et de l'utiliser dans les conditions normales de securite. Ces installations seront installees, exploitees, entretenues et remplacees conformement aux normes en vigueur de l'industrie du gaz au Senegal. Le Fournisseur mettra un traceur dans le gaz fourni, (a ses propres frais), aux fins d'assurer la securite du produit.

         c) AVANTAGES POUR LE FOURNISSEUR

         La SENELEC mettra gratuitement a la disposition du Fournisseur les emplacements dans les locaux de la SENELEC et lui fournira gratuitement l'energie electrique, l'eau et les evacuations de vidange que le Fournisseur pourrait lui demander pour accomplir ses obligations en vertu du present contrat.

         d) DEFAUTS DES INSTALLATIONS

         Au cas ou les installations de l'une ou de l'autre partie deviendraient defectueuses, la partie concernee en informera immediatement l'autre partie qui prendra immediatement toutes les mesures necessaires pour y remedier.

X        COMPTAGE

         a) Le Fournisseur installera, exploitera et entretiendra sur le point de livraison les compteurs de gaz de capacite appropriee, destines a mesurer les quantites de gaz fournies.

             La SENELEC fournira, dans ses locaux, les emplacements pour les stations de comptage actuelles ou qui seraient ulterieurement necessaires pour mesurer ce gaz.

         b) Les Compteurs et le materiel accessoire seront poses pres de l'installation a un endroit situe aussi pres que possible de l'arrivee des gazoducs existants ou a tout autre emplacement convenu et conforme au reglement de securite.

         c) Chacune des parties aura le droit d'acceder a l'installation de comptage a tout moment et aura le droit d'etre presente au moment de l'installation, de la lecture, du nettoyage, du changement, de reparations, inspection, calibrage ou reglage du materiel de comptage.



         d) L'exactitude du materiel de comptage auxiliaire (correcteurs mecaniques ou electroniques, transducteurs a pression, thermometres a resistance etc...) sera verifie et le fonctionnement du compteur sera controle tous les 6 mois par un laboratoire independant chois d'accord parties.
             SENELEC aura d'autre part le droit d'ajouter ses propres instruments de comptage a ceux du fournisseur.
             Le Fournisseur devra aviser la SENELEC par avance de chaque verification du compteur, afin que la SENELEC puisse user de ses droits selon cet article et l'article 11 e) ci-dessous.

         e) Si le materiel de comptage auxiliaire montre une erreur ne depassant pas deux pour cent (2%), le comptage precedent sera considere comme valable, mais le materiel sera recalibre immediatement. Toutefois, si on decouvre que le comptage auxiliaire depasse deux pour cent pour un enregistrement correspondant au debit horaire moyen pour la periode depuis le dernier essai, la facturation sera corrigee pour une moitie de temps ecoule depuis le dernier essai, et qui ne depassera en aucun cas trente jours.

         f) Si la SENELEC demande une nouvelle verification du compteur, celle-ci sera faite par le Fournisseur dans un delai n'excedant pas 14 jours apres reception de la demande ecrite.

             Dans le cas ou une telle verification confirmerait que le compteur fonctionne dans les limites indiquees dans l'article 11 e) ci-dessus, les frais de la nouvelle verification (y compris ceux de la reparation et du remplacement des compteurs, les frais de transport et assurance encourus, ainsi que les frais de nouvelle verification de laboratoire etc...) seront supportes par la SENELEC. Dans le cas ou une telle verification indiquerait que le compteur fonctionne dans des conditions erronees, les frais de la nouvelle verification seront integralement supportes par le fournisseur.

         g) L'unite de comptage sera le metre cube normal de gaz, ou une fraction de celui-ci, tel que defini a l'article 2.


XI       COMMUNICATIONS ET PREAVIS


         a) Selon les termes du present accord, les communications et preavis doivent etre transmis par ecrit par lettre envoyee avec tout moyen pouvant assurer de la date de sa reception a l'adresse de la partie concernee ainsi qu'enonce ci-dessus ou a toute autre adresse notifiee par ecrit en temps voulu a la partie concernee.

         b) Les communications et instructions verbales a caractere technique ou commercial concernant la cessation ou l'interruption de la fourniture seront confirmees par un document ecrit dans un delai n'excedant pas 48 heures suivant la procedure de la sous-clause 12/a ci dessus.



XII      ARBITRAGE

         a) Les parties s'efforceront a resoudre a l'amiable par voie de negociation les divergences de points de vue et le differends auxquels pourraient donner lieu l'interpretation ou l'application des dispositions du present contrat.

         b) Tout litige ou differend decoulant du present contrat qui ne pourrait etre regle a l'amiable dans un delai de trois (3) mois a compter de la date de notification par ecrit d'une partie a l'autre du differend, sera regle definitivement par arbitrage suivant les regles de conciliation et d'arbitrage de la Chambre de Commerce Internationale alors en vigueur.

             L' arbitrage aura lieu a PARIS (France) et sera conduit en langue francaise. Le droit applicable sera le droit senegalais, ainsi que les regles en usage du droit international qui pourraient etre applicables en la matiere.
             La sentence arbitrale qui sera rendue en francais liera les parties en cause. La sentence du tribunal arbitral pourra recevoir l'exequatur de tout tribunal ou autorite competente. Les frais occasionnes par un arbitrage seront supportes a egalite par les parties en cause.

             L'execution par les parties en cause de leurs obligations au titre du present contrat ne sera pas suspendue pendant la periode d'arbitrage. Toutefois, l'introduction d'un recours en arbitrage entrainera la suspension des dispositions contractuelles concernant l'objet du differend.


XIII     RESILIATION

         a) Chaque partie peut resilier le present accord des que l'un des evenements suivants se produit :

                  - Si l'une ou l'autre partie a commis une faute significative par rapport aux dispositions du present accord, lorsque cette faute (si elle peut etre reparee) n'a pas ete reparee dans un delai raisonnable apres preavis demandant qu'il y soit remedie.

                  - Si une condition de Force Majeure empeche l'autre partie de remplir ses obligations aux termes du present accord pour une periode continue depassant six (6) mois.

         b) La resiliation du present accord de toute maniere sera sans prejudice des droits de reparations dus avant cette resiliation.

XIV      FORCE MAJEURE

         a) L'expression "Force Majeure" signifie tout evenement ou circonstance echappant au controle des parties prenantes du present accord, a la suite duquel la partie concernee ne peut plus remplir l'une ou l'autre de ses obligations selon les termes de cet accord et sans possibilite d'eviter ou surmonter ce manquement.

         b) Si l'une des parties a un engagement envers l'autre, celle-ci sera dechargee de cet engagement non rempli du fait de la clause de Force Majeure ainsi que des responsabilites qui en auraient normalement resulte sans les causes de Force Majeure. Aucune des parties ne peut pretendre a des concessions en vertu de la clause de force majeure, sur des engagements contractuels non tenus notamment en ce qui concerne le paiement de sommes dues lorsque la notification de paiement a ete faite en temps voulu.

         c) La partie qui souhaite une concession au titre de la clause de force majeure devra le notifier par ecrit a l'autre partie le plus rapidement possible, apres le constat de force majeure. Elle devra fournir a cet effet toutes les informations pertinentes. Cette partie indiquera le temps necessaire et les actions legales et possibles a des couts raisonnables pour remedier au mieux ou amoindrir les consequences dues a la force majeure.


XV       DIVERS

         a)  RENONCIATION

         Aucune renonciation par une partie pour toute defaillance de l'autre partie dans l'accomplissement de l'une quelconque des dispositions du present accord ne pourra servir de renonciation, ou ne sera consideree comme etant une renonciation pour toute autre defaillance, de caractere similaire ou different.

         b)  SUCCESSEURS ET AYANTS-DROIT

         Le present accord entrera en vigueur au profit des parties et de leurs successeurs et ayants-droit autorises et respectifs, toute succession ou attribution etant soumise prealablement dans chaque cas au consentement ecrit de l'autre partie, lequel ne pourra pas refuser sans raison.

         c)  JURIDICTION

         Le present contrat sera regi par les lois de la Republique du
Senegal.

         d)  RESPONSABILITE

         Chaque partie fera son affaire des dommages causes par elle ou un de ses preposes a ses propres installations et equipements. La SENELEC ou le Fournisseur, selon le cas, sera responsable et devra indemniser l'autre partie pour tout dommage cause suite a une faute significative de sa part et devra indemniser l'autre partie contre:

                  - tout dommage concernant la perte ou la destruction des installations ou equipements de cette derniere;

                  - toutes indemnites a payer en faveur des employes, directeurs, particuliers et agents, au compte d'une perte ou de dommage, degat materiel subis ou blessures du personnel, maladie ou mort de ses employes, directeurs, particuliers et agents de l'autre partie survenant pendant l'execution de cet accord, ou pour toute cause en resultant.




         e)  VARIATION DES CONDITIONS ECONOMIQUES

         Si, pendant la duree de validite du present accord les conditions economiques evoluaient de maniere telle que l'une quelconque des parties n'aurait pas conclu cet accord si elle avait connu cette evolution ou si l'execution du present accord devient de maniere manifeste trop onereux pour une des parties, celles-ci s'engagent de bonne foi et sans delai, sur simple demande de l'une d'entre elles, a negocier de nouvelles conditions contractuelles.

XVI      QUALITE

         Le Fournisseur s'engage :

         a) A assurer que la qualite physique de gaz fourni a la SENELEC et du gazoduc, soient a tout moment conformes aux specifications techniques contractuelles definies en Annexe I.

         b) A eviter la livraison de gaz en phase liquide au point de livraison.

         c)  A fournir le gaz a une pression minimale de 25 bars


EN FOI DE LE PRESENT ACCORD EST SIGNE
EN 3 EXEMPLAIRES ORIGINAUX A DAKAR LE 24 NOVEMBRE 1999.

POUR FORTESA                                        POUR SENELEC



MONSIEUR HAYNE S. BLAKELY                           MONSIEUR JEAN CLAUDE SIMARD


                          POUR PETROSEN


                          MONSIEUR OUSMANE NDIAYE

                                    ANNEXE 1

                CONTRAT DE VENTE DE GAZ ENTRE SENELEC ET FORTESA



                          COMPOSITION DU GAZ DE GADIAGA


         COMPOSANTS                  SYMBOLE            %
         Methane                      C1                94.93
         Ethane                       C2                 4.25
         Propane                      C3                 0.25
         Butane                       C4                 0.09
         Iso-Butane                  IC4                 0.12
         Pentane                      C5                 0.05
         Iso-Pentane                 IC5                 0.05
         Hydrogen sulfide            H2S                 0.00
         Monoxide de Carbone         CO                 Traces
         Dioxide  de Carbone         CO2                 0.00
         Hydrogene                    H2                 0.00
         Oxygene                      O2                 0.26
         Azote                        N2                 0.00
                                                       ------

                             Total                     100.00

Le pouvoir calorifique specifique brut est de 9500 Kcal/Nm3 au minimum. Le pouvoir calorifique specifique net est de 8700 Kcal/Nm3 au minimum

ANNEXE 2
         EXTENSION DU CHAMP DE GAZ DE GADIAGA









                      [MAP]